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                                                                   EXHIBIT 10.21



               ExpressNet Distributor Software License Addendum

This SOFTWARE LICENSE ADDENDUM ("Addendum") is effective as of August 28 1998, by and between Infoseek Corporation ("Infoseek") and, Axxess, Inc. ("Distributor") and is for the purpose of amending and superseding certain of the provisions of the Infoseek Express Software License Agreement ("License Agreement") which is attached to this Addendum (jointly "Combined Agreement"). This Addendum modifies and supersedes portions of the License Agreement as expressly indicated in this Addendum and to the extent that any provisions of this Addendum and the License Agreement conflict, the provisions of this Addendum will control.

1. License Grant. Subject to the terms of this Addendum, Infoseek grants to Distributor a non-transferable, non-exclusive license to customize the Software to form a Co-Branded version of the Software ("Co-Branded Software") and to distribute in its entirety, without change except as expressly provided in this Addendum, and reproduce and use the Co-Branded Software in binary executable form, under the terms of the License Agreement.

2. Term. Except as otherwise specified in this Addendum, the term of the license and rights granted in this Addendum commences on the date Infoseek executes this Addendum and continues through the one hundred eighty (180) - day period ("Initial Period") after the launch date of the Software ("Launch Date"). Infoseek shall notify Distributor in writing when the Launch Date shall have occurred. This Addendum shall terminate after such Initial Period unless extended by mutual agreement in writing by Infoseek and Distributor and notwithstanding anything else shall terminate if the License Agreement is terminated. Either party may terminate this Addendum at any time, without cause, upon at least fifteen (15) days prior written notice to the other party.

3. Customization. Customization of the Software to form the Co-Branded Software shall be as follows:
     3.1  Placing Distributor's logo as shown and stated in Attachment 1.
     3.2 Building and maintaining one (1) Infoseek Express Finder ("Distributor Finder") as shown and stated in Attachment 1.

4. Finder Guide. Infoseek agrees that the Distributor's site will be included in the Infoseek Express Finder Guide ("Finder Guide") subject to Distributor's meeting the requirements of this Addendum and Infoseek's determination as to appropriateness.

5. Distribution. Distributor agrees to distribute and promote the Co-Branded Software to its customers as follows:
     5.1 if distribution of the Co-Branded Software is on-line, Distributor shall (a) prominently display the Download Button on their site; and
          (b) provide 150 thousand impressions per month of Banner Ads over the Initial Term. The Download Button shall be displayed above the fold. Infoseek will supply creative for both the Download Button and Banner Ads.
     5.2 Other acceptable distribution methods include (a) CD-Rom; (b) bundling with hardware and/or software systems or components; (c) retail or wholesale bundling with other Distributor products; or (d) other methods that tie to the Distributor's established business model and practices.

6. No Change. Distributor agrees to not change in any way the look and feel of the Software, including but not limited to, placement, prominence, and settings of the Finders and Links except as specifically allowed and as shown and stated in Attachment 1, and as they may be updated by Infoseek from time to time.

7. Support. Infoseek agrees to provide support for the Software to Distributor via Infoseek's normal support facilities.

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8.   Definitions. "Co-Branded Software" under this Addendum shall be "Software"
in the License Agreement and all provisions in the License Agreement applicable to "Software" in the License Agreement shall apply to the "Co-Branded Software" except as expressly modified in this Addendum. "Distributor" under this Addendum shall be "You" in the License Agreement and all provisions in the License Agreement applicable to "You" in the License Agreement shall apply to "Distributor".

9. Entire Agreement. The License Agreement and this Addendum constitute the entire understanding between the parties concerning the subject matter hereof and supersedes any prior agreements or understanding whether written or oral. The Combined Agreement including this Addendum shall not be amended except in a writing signed by Infoseek and Distributor.

     Axxess, Inc.
-------------------------                   Infoseek Corporation
   ("Distributor")

By: /s/ Kevin Lichtman                 By:
   ---------------------------            ---------------------------------
     Authorized Signature                      Authorized Signature

Name: Kevin A. Lichtman                Name:
     -------------------------              -------------------------------

Title:  President                      Title:
      ------------------------               ------------------------------

Date:  August 28, 1998                 Date:
     -------------------------              -------------------------------

Address: 201 Park Place                Address:  1399 Moffett Park Drive
        ----------------------

         Altamonte Springs, FL 32701             Sunnyvale, CA 94089-1134
         ---------------------------


Attachment 1    Co-Branded Software and Download Button Mockups
                1.1   Default Start Page
                1.2   Distributor Finder
                1.3   Download Button
Attachment 2    Infoseek Express Software License Agreement

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           Attachment 2: Infoseek Express Software License Agreement

                  INFOSEEK EXPRESS SOFTWARE LICENSE AGREEMENT

BEFORE YOU CLICK ON THE "ACCEPT" LINK CAREFULLY READ THE TERMS AND CONDITIONS OF THIS AGREEMENT. BY CLICKING ON THE "ACCEPT" LINK, YOU ARE CONSENTING TO BE BOUND BY AND ARE BECOMING A PARTY TO THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, CLICK YOUR BROWSER'S "BACK" BUTTON, AND DO NOT USE THE SOFTWARE.

                          --------------------------
                                    ACCEPT
                          --------------------------

1. Subject to the terms of this Agreement, Infoseek Corporation ("Infoseek") grants to you ("You") a non-exclusive license to distribute in its entirety, without change, and reproduce and use the Infoseek Express Installer (for Windows 95 and NT: is-exp32.exe) (the "Software") in binary executable form only. You are expressly prohibited from reselling the Software.

2. All right, title and interest (including copyright) in and to the Software shall remain in Infoseek and/or its licensors. You agree to abide by the copyright law and all other applicable laws of the United States including, but not limited to, export control laws. You acknowledge that the source code of the Software remains a confidential trade secret of Infoseek and/or its licensors, and therefore You agree not to modify the Software or attempt to decipher, decompile, disassemble or reverse engineer the Software, except to the extent applicable laws specifically prohibit such restriction. Any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in the Software provided to You shall not be removed or altered and shall be accurately reproduced by You on any and all copies of the Software.

3. WARRANTY DISCLAIMER: INFOSEEK MAKES NO REPRESENTATIONS ABOUT THE SUITABILITY OF THIS SOFTWARE OR ABOUT ANY CONTENT OR INFORMATION MADE ACCESSIBLE BY THE SOFTWARE. FOR ANY PURPOSE, THE SOFTWARE IS PROVIDED FREE OF CHARGE "AS IS". TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW INFOSEEK DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. INFOSEEK SHALL NOT BE LIABLE UNDER ANY THEORY FOR ANY DAMAGES SUFFERED BY YOU OR ANY USER OF THE SOFTWARE. INFOSEEK MAKES NO REPRESENTATION THAT THE SOFTWARE IS ERROR-FREE OR THAT INFOSEEK WILL SUPPORT THE SOFTWARE AND/OR WILL ISSUE UPDATES TO THE SOFTWARE. THESE EXCLUSIONS MAY NOT BE EFFECTIVE IN CERTAIN JURISDICTIONS, SO THIS EXCLUSION MAY NOT APPLY TO YOU.

4. All content accessed through the Software is the property of the applicable content owner and may be protected by applicable copyright law. This License gives You no rights to such content. Use of and access to any Infoseek service and/or any third party service through the use of the Software shall be subject to the restrictions, disclaimers and all other terms and conditions respectively applicable to any such service(s).

5. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c) (1) (ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR Supplement
Contractor/manufacturer is Infoseek Corporation, 1399 Moffett Park Drive, Sunnyvale, CA 94089.

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6.      You may not download or otherwise export or reexport the Software or any underlying information or technology, except in full compliance with all United States and other applicable laws and regulations.

7.      IN NO EVENT WILL INFOSEEK OR ITS LICENSORS BE LIABLE (i) FOR ANY
DIRECT, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF PROGRAMS OR INFORMATION, AND THE LIKE) ARISING IN ANY WAY OUT OF ANY BREACH OF THIS AGREEMENT OR THE USE OR INABILITY TO USE THE SOFTWARE, EVEN IF INFOSEEK SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE; OR
(ii) FOR ANY CLAIM ATTRIBUTABLE TO ERRORS, OMISSIONS, OR OTHER INACCURACIES IN OR DESTRUCTIVE PROPERTIES OF THE SOFTWARE. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. FURTHERMORE, SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION AND EXCLUSION MAY NOT APPLY TO YOU.

8. High Risk Activities. The Software is not fault-tolerant and is not designed, manufactured or intended for use or resale in conjunction with on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the Software could lead directly to death, personal injury, or severe physical or environmental damage (High Risk Activities"). Infoseek specifically disclaims any express or implied warranty of fitness for High Risk Activities. You will not knowingly use the Software for High Risk Activities.

9. This License Agreement is personal to You and You agree not to assign You rights herein. The term of the license granted herein is perpetual unless terminated upon default or as otherwise set forth herein. You may terminate this Agreement and the license hereunder at any time by destroying or erasing Your copy of the Software, including backup copies. Such license and this Agreement will also terminate automatically upon Your breach of any provision of this Agreement. Upon any such termination You must immediately destroy or erase all complete and partial copies of the Software, including all backup copies hereof. Infoseek may terminate this License at any time upon notification to You and You may terminate this License at any time by destroying or erasing Your copy of the Software. Upon termination, the following sections of this License will survive:
2, 3, 4, 5, 6, 7, 8 and 9. This License shall be governed by and construed in accordance with the laws of the State of California and, as to matters affecting copyrights, trademarks and patents, by U.S. federal law. This License sets forth the entire agreement between You and Infoseek.

10. THIS IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN YOU AND INFOSEEK RELATING TO THE USE OF THE SOFTWARE.

11. YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS, IF APPLICABLE, "YOU" OR "YOUR" AS REFERRED TO HEREINABOVE MEANS THE ENTITY OR COMPANY (THE "COMPANY") AT WHICH THE SOFTWARE IS INSTALLED PURSUANT TO THIS AGREEMENT. IN SUCH EVENT, YOU WARRANT AND REPRESENT THAT AS THE INDIVIDUAL CLICKING ON THE "ACCEPT" LINK BELOW AND/OR INSTALLING THE SOFTWARE YOU ARE AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE COMPANY.

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You may contact infoseek at:
Infoseek Corporation
1399 Moffett Park Drive
Sunnyvale, CA 94089
Telephone: (408) 543-8000, Facsimile: (408) 734-9350

                        -------------------------------
                                    ACCEPT
                        -------------------------------

----------------
Copyright(C) 1996-98 Infoseek Corporation. All rights reserved.
Disclaimer "Infoseek", "Infoseek Express" and the Infoseek logo are trademarks of Infoseek Corporation which may be registered in certain jurisdictions.


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